                                                                     Exhibit 5.1
                   Curtis, Mallet-Prevost, Colt & Mosle llp


                        Attorneys and Counsellors at Law
Frankfurt     Muscat            101 Park Avenue          Telephone 212-696-6000
Houston       Newark     New York, New York 10178-0061   Facsimile 212-697-1559
London        Paris                                      Voice Mail 212-696-6028
Mexico City   Stamford                                   E-Mail info@cm-p.com
Milan         Washington                                 Internet www.cm-p.com



                                                     March 24, 2003




Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, Califonia  93940


Ladies and Gentlemen:

We have acted as special counsel for Century Aluminum Company, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act") the resale by the Selling Shareholders identified in the Registration Statement of up to an aggregate of 500,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock").


In connection herewith, we have examined the Restated Certificate of Incorporation, the Amended and Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, and such other documents as we have considered necessary.


In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

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CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
   ATTORNEYS AND COUNSELLORS AT LAW
                                        Page 2                    March 24, 2003



Based upon such examination, it is our opinion that the shares of Common Stock to be sold under the Registration Statement are legally issued, fully paid and non-assessable.

We hereby consent to the reference to our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                            Very truly yours,


                            /s/ Curtis, Mallet-Prevost, Colt & Mosle LLP

                            Curtis, Mallet-Prevost, Colt & Mosle LLP